Exhibit 2

               Agreement and Plan of Reorganization

               AGREEMENT AND PLAN OF REORGANIZATION

                              AMONG

                         SUN BANCORP, INC.,

                             SUN BANK,

                        F.N.B. CORPORATION,

                               AND

                 BUCKTAIL BANK AND TRUST COMPANY





                         November 6, 1996

                        TABLE OF CONTENTS



Page

 ARTICLE I    AGREEMENT AND PLAN OF MERGER AND
              STOCK INVESTMENT AGREEMENT

              1.1  Agreement and Plan of Merger               2
              1.2  Stock Investment Agreement                 2

ARTICLE II    CONVERSION OF SHARES AND EXCHANGE OF STOCK
              CERTIFICATES

              2.1  Conversion of Shares                       2
              2.2  Exchange of Stock Certificates             4

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF FNB AND
              BUCKTAIL BANK

              3.1  Authority                                  4
              3.2  Organization and Standing                  5
              3.3  No Subsidiaries                            5
              3.4  Capitalization                             5
              3.5  Articles of Incorporation, Bylaws
                   and Minute Books                           6
              3.6  Financial Statements                       6
              3.7  Absence of Undisclosed Liabilities         6
              3.8  Absence of Changes                         6
              3.9  Dividends, Distributions and
                   Stock Purchases                            6
              3.10 Taxes                                      7
              3.11 Title to and Condition of Assets           7
              3.12 Contracts                                  7
              3.13 Litigation and Governmental Directives     8
              3.14 Compliance with Laws: Governmental
                   Authorizations                             8
              3.15 Insurance                                  8
              3.16 Financial Institutions Bond                8
              3.17 Labor Relations                            9
              3.18 Employee Benefit Plans                     9
              3.19 Related Party Transactions                10
              3.20 No Finder                                 10
              3.21 Significant Customers                     10
              3.22 Complete and Accurate Disclosure          10
              3.23 Beneficial Ownership of Sun Common Stock  11
              3.24 Environmental Matters                     11
              3.25 Non-Registration Under the 1934 Act       13
              3.26 Deposit Insurance                         13

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              3.27 Repurchase Agreements                     13
              3.28 Assumability of Leases and Contracts      13
              3.29 Loans                                     13
              3.30 Accuracy of Representations               13
              3.31 Absence of Questionable Payments          13
              3.32 Powers of Attorney, Guarantees            14
              3.33 Adjustable Rate Mortgages                 14
              3.34 CRA Compliance                            14
              3.35 Derivatives                               14
              3.36 Loan Loss Reserve                         14
              3.37 Loan Portfolio                            14
              3.38 Trust Department and Fiduciary
                    Relationships                            14

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF SUN

              4.1  Authority                                 15
              4.2  Organization and Standing                 15
              4.3  Capitalization                            16
              4.4  Articles of Incorporation and Bylaws      16
              4.5  Financial Statements                      16
              4.6  Absence of Undisclosed Liabilities        16
              4.7  Absence of Changes                        16
              4.8  Litigation                                17
              4.9  Compliance with Laws: Government
                    Authorizations                           17
              4.10 Complete and Accurate Disclosure          17
              4.11 Registration Under the 1934 Act           18
              4.12 Accuracy of Representations               18
              4.13 CRA Compliance                            18
              4.14 Loan Loss Reserve                         18
              4.15 Derivatives                               18
              4.16 Reports                                   18
              4.17 Fundamental Corporate Change              18
              4.18 Brokers                                   18
              4.19 National Market System                    18

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SUN BANK

              5.1  Capital Structure of Sun Bank             19
              5.2  Organization and Standing                 19
              5.3  Authorized and Effective Agreement        19

ARTICLE VI COVENANTS OF FNB AND BUCKTAIL BANK

              6.1  Conduct of Business                       20
              6.2  Best Efforts                              22
              6.3  Access to Properties and Records          23

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              6.4  Subsequent Financial Statements           23
              6.5  Update Schedule                           23
              6.6  Notice                                    24
              6.7  Other Proposals                           24
              6.8  Dividends and Management Fees             24
              6.9  Accounting Treatment                      24
              6.10 Laws, Rules, Etc.                         24
              6.11 Asset, Liability and Capital Transfers    24
              6.12 Liability Transfer                        25
              6.13 Branches                                  25
              6.14 Insurance Reports                         25

ARTICLE VII  COVENANTS OF SUN AND SUN BANK

              7.1  Best Efforts                              25
              7.2  Access to Properties and Records          26
              7.3  Subsequent Financial Statements           26
              7.4  Update Schedule                           26
              7.5  Notice                                    26
              7.6  Sun Authorization and Approvals           26
              7.7  Conduct of Business                       26
              7.8  Preservation of Business                  27
              7.9  Insurance                                 27
              7.10 Laws, Rules, Etc.                         27

ARTICLE VIII  CONDITIONS PRECEDENT

              8.1  Common Conditions                         27
              8.2  Conditions Precedent to Obligations
                    of Sun and Sun Bank                      28
              8.3  Conditions Precedent to the Obligations
                     of FNB and Bucktail Bank                32

ARTICLE IX  TERMINATION AMENDMENT AND WAIVER

              9.1  Termination                               35
              9.2  Effect of Termination                     36
              9.3  Amendment                                 36
              9.4  Waiver                                    36

ARTICLE X CLOSING AND EFFECTIVE DATE

              10.1 Closing                                   37
              10.2 Effective Date                            37

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ARTICLE XI  NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

              11.1 No Survival                               37

ARTICLE XII  POST-MERGER AGREEMENTS

              12.1 Employees                                 37
              12.2 Board of Directors of Sun                 39
              12.3 Continuing Services                       39

ARTICLE XIII  GENERAL PROVISIONS

              13.1 Expenses                                  40
              13.2 Publicity                                 40
              13.3 Confidentiality                           40
              13.4 Other Mergers and Acquisitions            40
              13.5 Notices                                   41
              13.6 Counterparts                              42
              13.7 Governing Law                             42
              13.8 Parties in Interest                       42
              13.9 Entire Agreement                          42

EXHIBITS:  AGREEMENT AND PLAN OF MERGER                     A-1
           ("BANK MERGER AGREEMENT")

           STOCK INVESTMENT AGREEMENT                       B-1

           FNB CORPORATION STOCK ASSIGNMENT                 C-1

           RELEASE                                          D-1

           SCHEDULE I                                       I-1

           SCHEDULE II                                     II-1

              AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (hereinafter "Agreement") is dated and made this 6th day of November, 1996, by and among SUN BANCORP, INC., a Pennsylvania business corporation having its corporate headquarters at 2-16 South Market Street, P.O. Box 57, Selinsgrove, Pennsylvania 17870 ("Sun"); SUN BANK, a Pennsylvania state-chartered bank and trust company and a subsidiary of Sun, having its corporate headquarters at 2-16 South Market Street, P.O. Box 57, Selinsgrove, Pennsylvania 17870 ("Sun Bank"), F.N.B. CORPORATION, a Pennsylvania business corporation having its corporate headquarters at Hermitage Square, 3320 E. State Street, Hermitage, Pennsylvania 16148-3389 ("FNB"); and BUCKTAIL BANK AND TRUST COMPANY, a Pennsylvania state-chartered bank and trust company and a subsidiary of FNB, having its corporate headquarters at 2 E. 4th Street, Emporium, Pennsylvania 15834-0350 ("Bucktail Bank"). (Collectively, sometimes referred to as the "Parties".)

                            Background:
                            ----------

     Sun is a Pennsylvania business corporation and a registered bank holding company. Sun Bank is a Pennsylvania state-chartered bank and trust company and a wholly-owned subsidiary of Sun. Sun Bank trades and does business under the names Snyder County Trust Company and Watsontown Bank. FNB is a Pennsylvania business corporation and a multibank holding company. Bucktail Bank is a Pennsylvania state-chartered bank and trust company and a wholly-owned subsidiary of FNB. Sun wishes to acquire Bucktail Bank by offering and exchanging shares of Sun Common Stock. FNB desires to exchange all outstanding shares of Bucktail Bank for shares of Sun. Bucktail Bank wishes to merge with and into Sun Bank. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a reorganization and merger under which Bucktail Bank will be merged with and into Sun Bank. Sun Bank will survive the merger, and all of the outstanding shares of the $25.00 par value common stock of Bucktail Bank ("Bucktail Common Stock") will be converted into shares of the $1.25 par value common stock of Sun ("Sun Common Stock") in the manner, on the terms, and subject to the conditions of this Agreement and a Stock Investment Agreement by and between Sun and FNB.

                          WITNESSETH:
                          ----------

     NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

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



                          ARTICLE I

   AGREEMENT AND PLAN OF MERGER AND STOCK INVESTMENT AGREEMENT

     Section 1.1 Agreement and Plan of Merger. Subject to the terms and conditions of this Agreement, Bucktail Bank shall merge with and into Sun Bank ("Merger") in accordance with the Agreement and Plan of Merger attached hereto as Exhibit "A" ("Bank Merger Agreement") and pursuant to the provisions of the Pennsylvania Banking Code of 1965, as amended ("Banking Code").

     Section 1.2 Stock Investment Agreement. Subject to terms and conditions of this Agreement, Sun and FNB shall enter into the Stock Investment Agreement attached hereto as Exhibit "B."

                         ARTICLE II

                   CONVERSION OF SHARES AND
                EXCHANGE OF STOCK CERTIFICATES

     Section 2.1  Conversion of Shares.  On the Effective Date
(as defined in Section 10.2 of this Agreement) the shares of Bucktail Common Stock then outstanding shall be converted into shares of Sun Common Stock, as follows:

          (a)  General.  Subject to the provisions of this
Article II, each share of Bucktail Common Stock issued and outstanding immediately before the Effective Date (other than shares of such common stock, if any, then owned by Bucktail Bank) shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, the right to receive 10.052290 shares of Sun Common Stock. The aggregate number of shares of Sun Common Stock exchanged for all outstanding shares of Bucktail Common Stock shall be 538,461 shares of Sun Common Stock.

          (b) Antidilution Provision. In the event that Sun shall at any time before the Effective Date: (i) declare or pay a dividend in shares of Sun Common Stock, (ii) combine the outstanding shares of Sun Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of Sun Common Stock into a greater number of shares, then the number of shares of Sun Common Stock into which each share of Bucktail Common Stock is to be converted pursuant to Section 2.1(a) of this
Article II shall be proportionately adjusted (calculated to four decimal places), so that FNB, as sole shareholder of Bucktail Bank, shall on the Effective Date receive in exchange for its shares of Bucktail Common Stock the number of shares of Sun Common Stock as would then have been owned by it if the Effective Date had occurred before the record date of such event. The Maximum Market Price (as defined in Section 2.1(d) below) shall be proportionately adjusted to two decimal places and the Minimum Market Price (as defined in Section 2.1(d) below) shall be proportionately adjusted to two decimal places.

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          (c)  No Fractional Shares.  No fractional shares of Sun
Common Stock, and no scrip or certificates therefor, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which FNB would otherwise be entitled, FNB shall receive in cash an amount equal to the fair market value of its fractional interest which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(d) of this Article II).

          (d) Closing Market Price. For purposes of this Agreement, the Closing Market Price shall be the arithmetic average of the average of the per share closing bid and asked reported prices for Sun Common Stock for the fifteen (15) trading days immediately preceding the date of receipt of the last required regulatory approval for the transactions contemplated by this Agreement, the Bank Merger Agreement and the Stock Investment Agreement from the Pennsylvania Department of Banking, the Federal Deposit Insurance Corporation, and the Board of Governors of the Federal Reserve System ("Approval Date"), as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ/NMS), the foregoing fifteen (15) trading days being hereinafter sometimes referred to as the "Price Determination Period." (For example, if March 3, 1997 is the Approval Date, the Price Determination Period, would be February 7, 10, 11, 12, 13, 14, 18, 19, 20, 21, 22, 25, 26, 27 and 28, 1997). In the
event that NASDAQ/NMS shall fail to report closing bid and asked prices for Sun Common Stock for any trading day during the Price Determination Period, then the closing bid and asked reported prices for that day shall be equal to the arithmetic average of the closing bid and asked quoted prices as reported: (i) by Janney Montgomery Scott, Inc. and by F. J. Morrissey & Co., Inc.; or, in the event that neither of these firms is then making a market in Sun Common Stock, (ii) by two brokerage firms then making a market in Sun Common Stock to be selected by Sun and approved by FNB. The Maximum Market Price (which is subject to adjustment under Section 2.1(b) of this Article II) is Forty Dollars ($40.00) per share. As provided in Section 8.2(g) of this Agreement, the obligations of Sun and Sun Bank to consummate this Agreement is subject to the condition that the Closing Market Price not be more than the Maximum Market Price. The Minimum Market Price (which is subject to adjustment under Section 2.1(b) of this Article II) is Twenty-Eight Dollars and Forty-Four Cents ($28.44) per share. As provided in Section 8.3(d) of this Agreement, the obligations of FNB and Bucktail Bank to consummate this Agreement is subject to the condition that the Closing Market Price not be less than the Minimum Market Price.

          (e) Bucktail Treasury Stock. Each share of Bucktail Common Stock issued and held in the treasury of Bucktail Bank as of the Effective Date, if any, shall be cancelled, and no cash, stock, or other property shall be delivered in exchange therefor.

          (f)  Sun Common Stock.

               (1) Each share of Sun Common Stock issued and outstanding immediately prior to the Effective Date, shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Sun Common Stock.

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               (2)  Each share of Sun Common Stock issued and
held in the treasury of Sun as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Sun.

     Section 2.2.  Exchange of Stock Certificates.  Bucktail
Common Stock certificates shall be exchanged for Sun Common Stock certificates at Closing in accordance with the following procedures:

          (a) Surrender of Bucktail Bank Certificates. At Closing (as defined in Section 10.1 of this Agreement), FNB shall surrender all of its Bucktail Common Stock certificates to Sun. Upon receiving a proper surrender of Bucktail Common Stock certificates from FNB, Sun shall issue to FNB, in exchange therefor, a Sun Common Stock certificate representing the whole number of shares of Sun Common Stock into which the shares of Bucktail Common Stock held by FNB have been converted in accordance with this Article II, together with a check in the amount of any cash to which FNB is entitled, pursuant to Section 2.1(c) of this Agreement, in lieu of the issuance of a fractional share.

          (b) Exchange Procedures. Each certificate for shares of Bucktail Common Stock delivered for exchange under this
Article II must be endorsed in blank by FNB and be accompanied by an assignment of transfer of such shares in the form attached hereto as Exhibit "C." FNB hereby agrees to surrender to Sun and exchange all shares representing 100% of its ownership interest in Bucktail Bank. If more than one certificate is surrendered by FNB, the number of whole shares of Sun Common Stock for which certificates will be issued pursuant to this Article II will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered.

          (c) Closing of Stock Transfer Books; Cancellation of Bucktail Bank Certificates. Upon the Effective Date, the stock transfer books for Bucktail Common Stock will be closed and no further transfers of shares of Bucktail Common Stock will thereafter be made or recognized. All certificates for shares of Bucktail Common Stock surrendered pursuant to this Article II will be cancelled by Sun.

                         ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF FNB AND BUCKTAIL BANK

  FNB and Bucktail Bank represent and warrant to Sun and Sun Bank as follows:

     Section 3.1 Authority. Each of FNB and Bucktail Bank has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement, the Bank Merger Agreement and the Stock Investment Agreement. The execution and delivery of this Agreement, the Bank Merger Agreement and the Stock Investment Agreement and the performance of the transactions contemplated herein and therein, respectively, have been duly and validly authorized by the Board of Directors of FNB and Bucktail Bank and, subject to approval of this Agreement, the Bank Merger Agreement and the Stock Investment Agreement by any required shareholder approvals, FNB and Bucktail Bank have taken all corporate action necessary on their part to authorize this Agreement, the Bank Merger Agreement and the Stock Investment Agreement and the performance of the transactions contemplated herein and therein, respectively. This Agreement, the Bank Merger Agreement and the Stock Investment Agreement have been duly executed and delivered by FNB and Bucktail Bank and, assuming due authorization, execution and delivery by Sun and Sun Bank, constitute valid and binding obligations of FNB and Bucktail Bank, in each case enforceable against them in accordance with their respective terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles. Neither the execution and delivery of this Agreement, the Bank Merger Agreement and the Stock Investment Agreement, nor consummation of the transactions contemplated hereby or thereby respectively, nor compliance by FNB or Bucktail Bank with any of the provisions hereof or thereof respectively shall (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or By-laws of FNB or Bucktail Bank, (ii) constitute or result in a material breach of any term, condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of FNB or Bucktail Bank pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to FNB or Bucktail Bank.

     Section 3.2 Organization and Standing. FNB is a duly organized Pennsylvania business corporation. Bucktail Bank is a duly organized Pennsylvania state-chartered bank and trust company. Both FNB and Bucktail Bank are validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FNB and Bucktail Bank (i) have full power and authority to carry out their own business as now conducted and (ii) are duly qualified to do business in the states of the United States and foreign jurisdictions where their ownership or leasing of property or the conduct of their business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of Bucktail Bank.

     Section 3.3  No Subsidiaries.  Bucktail Bank owns no
subsidiaries, directly or indirectly.

     Section 3.4 Capitalization. The authorized capital stock of Bucktail Bank consists solely of 100,000 shares of common stock, par value Twenty Five Dollars ($25.00) per share ("Bucktail Common Stock"), of which, at the date hereof, 53,566 shares are issued and outstanding. All outstanding shares of Bucktail Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. None of the shares of Bucktail Common Stock have been issued in violation of the preemptive rights of any person or entity. There are no authorized, issued, or outstanding options, convertible securities, warrants or other rights to purchase or acquire any of the Bucktail Common Stock from Bucktail Bank or FNB, and there is no commitment of Bucktail Bank to issue the same. There are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which Bucktail Bank is a party, which relate to the transfer or restrict the transfer of any shares of Bucktail Common Stock. There are no shareholder agreements, understandings or commitments relating to the right of FNB to vote or dispose of its shares of Bucktail Common Stock. All issued and

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outstanding shares of Bucktail Common Stock are owned by FNB, and
Bucktail Bank is a wholly-owned subsidiary of FNB. FNB has no agreements, contracts or understandings in connection with shares of Bucktail Common Stock. FNB has no agreements in which Bucktail Common Stock serves as collateral.

     Section 3.5 Articles of Incorporation, Bylaws and Minute Books. The copies of the Articles of Incorporation and Bylaws of Bucktail Bank which have been delivered to Sun and Sun Bank are true, correct and complete. Except as disclosed on Schedule I, all minute books of Bucktail Bank have been made available to Sun and Sun Bank for inspection and are true, correct and complete in all material respects and record the actions taken by the Board of Directors of Bucktail Bank at the meetings documented in the minutes in all material respects.

     Section 3.6 Financial Statements. Bucktail Bank has delivered to Sun and Sun Bank (i) Balance Sheets, Statements of Earnings and Statements of Stockholders' Equity of Bucktail Bank for the years ended December 31, 1995 and December 31, 1994; and
(ii) Consolidated Reports of Condition and Income as of September 30, 1996, as filed with the Federal Deposit Insurance Corporation (the aforementioned Consolidated Report of Condition as of September 30, 1996, being hereinafter referred to as the "Bank Balance Sheet"). Each of the foregoing financial statements fairly presents the financial condition, assets and liabilities, and results of operations of Bucktail Bank at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto. The books and records of Bucktail Bank are maintained in accordance with generally accepted accounting principles consistently applied.

     Section 3.7 Absence of Undisclosed Liabilities. Except as disclosed in Schedule I, or as reflected, noted or adequately reserved against in the Bank Balance Sheet, as at September 30, 1996, Bucktail Bank had no liabilities (whether accrued, absolute, contingent or otherwise) or asset impairment which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are, in any case or in the aggregate, material. Except as disclosed in
Schedule I, since September 30, 1996, Bucktail Bank has not incurred any such liability, other than liabilities of the same nature as those set forth in the Bank Balance Sheet, all of which have been reasonably incurred in the ordinary course of business consistent with customary business practices of prudently-managed banks (hereinafter referred to as "Ordinary Course of Business").

     Section 3.8 Absence of Changes. Since September 30, 1996, Bucktail Bank has conducted its business in the Ordinary Course of Business and, except as disclosed in Schedule I, Bucktail Bank has not undergone any material and adverse change in condition (financial or otherwise), assets, liabilities, business, operations, or future prospects.

     Section 3.9 Dividends, Distributions and Stock Purchases. Except as disclosed on Schedule I, since January 1, 1996, Bucktail Bank has not declared, set aside, made or paid any dividend or other distribution in respect of the Bucktail Common Stock, or purchased, issued or sold any shares of Bucktail Common Stock.

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     Section 3.10  Taxes.  FNB and Bucktail Bank have filed or
caused to be filed all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by Bucktail Bank relating to Bucktail Bank. No tax liens have been imposed on FNB relating to Bucktail Bank which may affect the transferability of Bucktail Bank's assets or the transferability of outstanding shares of Bucktail Bank. Except as disclosed in Schedule I, (i) Bucktail Bank has paid all taxes, penalties and interest which have become due pursuant to such returns or which became due pursuant to assessments, and (ii) Bucktail Bank has not received any notice of deficiency or assessment of additional taxes and no tax audits are in process. The Internal Revenue Service ("IRS") has not, to the knowledge of FNB and Bucktail Bank, commenced, or given notice of its intention to commence any examination or audit of the federal income tax returns of Bucktail Bank for any year through and including the year ended December 31, 1992. Bucktail Bank has not granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in Schedule I, the accruals and reserves reflected in the Bank Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) payable or accrued as a result of its operations for all periods prior to the date of the Bank Balance Sheet.

     Section 3.11 Title to and Condition of Assets. Except as disclosed in Schedule I, Bucktail Bank has good and marketable title to all real and personal properties and assets reflected in the Bank Balance Sheet or acquired subsequent to September 30, 1996 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever other than: (i) as reflected in the Bank Balance Sheet or in Schedule I; (ii) liens of current taxes not yet due; and (iii) such imperfections of title, encumbrances and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto. The structures and other improvements to real estate, furniture, fixtures and equipment reflected in the Bank Balance Sheet or acquired subsequent to September 30, 1996, are in good operating condition and repair (ordinary wear and tear excepted) and comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws. Bucktail Bank owns or has the right to use all real and personal properties and assets necessary to the conduct of its business as now conducted.

     Section 3.12 Contracts. Each written or oral contract (other than contracts with customers reasonably incurred by Bucktail Bank in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $15,000 per year, including without limitation every employment contract, employment benefit plan, agreement, lease, license, and other commitment to which Bucktail Bank is a party or by which Bucktail Bank or its properties may be bound ("Material Contracts"), is identified in Schedule I. Except as disclosed in Schedule I, all such contracts, agreements, leases, licenses and other commitments are valid and in full force and effect, and to the best of Bucktail Bank's knowledge, all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect. Schedule I identifies all such contracts, agreements, leases, licenses and other commitments which require the consent or approval of third parties to the

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execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

     Section 3.13  Litigation and Governmental Directives.
Except as disclosed in Schedule I: (i) there is no litigation, investigation or proceeding pending, or to the knowledge of FNB and Bucktail Bank threatened, that involves Bucktail Bank or its properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Bucktail Bank; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of Bucktail Bank that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Bucktail Bank or that in any manner restrict Bucktail Bank's right to conduct its business as presently conducted; and (iii) Bucktail Bank is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to Bucktail Bank, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Bucktail Bank. All litigation in which Bucktail Bank is involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business in which the amount sought to be recovered is less than $25,000) is identified in Schedule I.

     Section 3.14 Compliance with Laws: Governmental Authorizations. Except as disclosed in Schedule I or where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Bucktail Bank: (i) Bucktail Bank is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Bucktail Bank or to any of its properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Bucktail Bank as presently conducted have been duly obtained and are in full force and effect and there are no proceedings pending, or to the knowledge of Bucktail Bank threatened, which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

     Section 3.15 Insurance. All policies of insurance, including all policies of title insurance and financial institutions bonds, held by or on behalf of Bucktail Bank are listed on Schedule I. All such policies of insurance are in full force and effect and no notices of cancellation have been received in connection therewith. All such policies of insurance have been issued by reputable insurers, which in respect of amounts, types and risks, is customary with industry practices for the business conducted by Bucktail Bank.

     Section 3.16 Financial Institutions Bond. Since January 1, 1994, Bucktail Bank has continuously maintained in full force and effect a financial institutions bond as listed in Schedule I insuring Bucktail Bank against acts of dishonesty by each of its employees. Except as disclosed on Schedule I, no claim has been made under any such bond and Bucktail Bank is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. Bucktail Bank has no reason to believe that its present financial institutions bond will not be renewed by its carrier on substantially the same terms and at the same rate as now in effect.

     Section 3.17 Labor Relations. Bucktail Bank is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Bucktail Bank the subject of a proceeding asserting that Bucktail Bank has committed an unfair labor practice or seeking to compel Bucktail Bank to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Bucktail Bank pending, or to the knowledge of Bucktail Bank, threatened, that might materially adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Bucktail Bank. Except as set forth on Schedule I, Bucktail Bank is not subject to or a party in any complaint or action before the Pennsylvania Human Relations Commission, the Equal Employment Opportunity Commission, or the Department of Labor. Except as disclosed on Schedule I, there are no labor disputes pending, or to the knowledge of Bucktail Bank threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Bucktail Bank.

     Section 3.18 Employee Benefit Plans. All employee and Board of Directors benefit plans, contracts or arrangements to which Bucktail Bank is a party or by which Bucktail Bank is bound, including without limitation all pension, retirement, deferred compensation, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements, are identified in Schedule I. The FNB Pension Plan, in which the employees of Bucktail Bank participate, ("Pension Plan") is exempt from tax under Sections 401 and 501 of the Internal Revenue Code of 1986, as amended ("Code"), has been maintained and operated in material compliance with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and does not have any outstanding liability to the Pension Benefit Guaranty Corporation ("PBGC"). No "prohibited transaction" or "reportable event," (as such terms are defined in the Code or in ERISA) other than routine reportable events, has occurred in respect of the Pension Plan or any other employee benefit plan to which Bucktail Bank is a party or by which Bucktail Bank is bound. The Pension Plan is not a "Multiemployer Plan" or a "Multiple Employer Plan" (as such terms are defined in ERISA and the regulations of the Department of Labor, respectively). If the Pension Plan or any other benefit plan were terminated at any time prior to the Effective Date (as defined in Section 10.2 of this Agreement), the assets of such plan would then be sufficient to pay all vested accrued benefits thereunder of the Bucktail Bank employees and there would be no employer liability under Title IV of ERISA. There have been no breaches of fiduciary duty by any fiduciary under or with respect to the Pension Plan or any other employee benefit plan to which Bucktail Bank is a party or by which Bucktail Bank is bound, and no claim is pending, or to the knowledge of Bucktail Bank threatened, with respect to any such plan other than claims for benefits made in the Ordinary Course of Business. Bucktail Bank has not incurred any liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to any employee benefit plan. There has not been any audit of the Pension Plan or any of Bucktail Bank's other employee benefit plans by the Department of Labor, the IRS or the PBGC since 1991.
Bucktail Bank has no obligation for retiree health and life benefits under any benefit plan, contract, or arrangement, except as set forth on Schedule I. Bucktail Bank has no obligation for any post-retirement benefits under any plan, contract or arrangement except as set forth on Schedule I.

     Section 3.19 Related Party Transactions. Except as disclosed in Schedule I, Bucktail Bank has no contract, extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any present or former officer or director of Bucktail Bank; (ii) any "associate" (as defined in Securities and Exchange Commission ("SEC") Rule 405) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, or employee; or (iii) FNB. Each such extension of credit disclosed in Schedule I has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.

     Section 3.20 No Finder. Except as disclosed in Schedule I, neither FNB nor Bucktail Bank has paid or become obligated to pay any fee or commission of any kind whatsoever to any broker, finder or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

     Section 3.21 Significant Customers. All significant customers of Bucktail Bank are identified in Schedule I. For purposes of this Section 3.21, a "significant customer" shall mean any customer who, as of November 1, 1996, had or has (i) aggregate outstanding loans in the amount of $100,000 or more, or
(ii) aggregate daily deposits in the amount of $100,000 or more.

     Section 3.22 Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Bucktail Bank, Bucktail Common Stock and FNB's and Bucktail Bank's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation Schedule I), certificate, or other statement or document delivered by FNB or Bucktail Bank to Sun and Sun Bank in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not materially false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by FNB and Bucktail Bank to Sun and Sun Bank in connection with the Registration Statement (as defined in Section 7.1(b) of this Agreement), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

     Section 3.23  Beneficial Ownership of Sun Common Stock.
Prior to the Effective Date, FNB and Bucktail Bank and their officers and directors will not in the aggregate own beneficially
(within the meaning of SEC Rule 13d-3(d)(1)) more than one percent of the outstanding shares of Sun Common Stock.

     Section 3.24  Environmental Matters.  For purposes of this
Section 3.24, the following terms shall have the indicated meaning:

     "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to
(1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, ("CERCLA") 42 U.S.C. Section 9601, et seq.; the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amending CERCLA; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq.,; the Toxic Substances Control Act, as amended, 15 0U.S.C. Section 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; the Solid Waste Disposal Act, 42 U.S.C. 6991b(h), as amended; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

     "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

     "Bucktail Bank Loan Portfolio Properties and Other
Properties Owned" means those properties serving as collateral for loans in Bucktail Bank's loan portfolio, or properties owned or operated by Bucktail Bank (including, without limitation, in a fiduciary capacity).

     Except as set forth on Schedule I hereto:

     (1) Bucktail Bank has not been or is not in violation of or liable under any Environmental Law.

     (2)  None of the Bucktail Bank Loan Portfolio Properties and
Other Properties Owned have been or are in violation of or liable under any Environmental Law.

     (3)  None of the Bucktail Bank Loan Portfolio Properties and
Other Properties Owned have Hazardous Substances on or in them, including but not limited to:

               (a) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Bucktail Bank;

               (b) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired
          (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Bucktail Bank;

               (c) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or Hazardous Substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Bucktail Bank;

               (d) any environmental contaminant, pollutant, toxic or Hazardous Substance that, after reasonable investigation, has been determined to have been generated, used, stored, processed, disposed of, or discharged in any manner that affects, or reasonably may affect, any of the Bucktail Bank Loan Portfolio Properties and other Properties Owned or any real estate previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditors' rights) or leased by Bucktail Bank; and

          (4) There are no actions, suits, demands, notices, claims, investigations or proceedings pending or, to the best knowledge of FNB or Bucktail Bank, threatened relating to the liability of the Bucktail Bank Loan Portfolio Properties and Other Properties Owned or leased under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law. In addition, to the best of Bucktail Bank's knowledge, there is no reasonable basis for any actions, suits, demands, notices, claims, investigations or proceedings, and Bucktail Bank is not subject to any agreement, order, judgment, decree, or memorandum by or with any court, governmental authority, regulatory agency or third party imposing such liability.

     Section 3.25  Non-Registration Under the 1934 Act.  Bucktail
Bank Common Stock is neither registered nor required to be registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and is not subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the 1934
Act.

     Section 3.26 Deposit Insurance. The deposits of Bucktail Bank are insured by the Bank Insurance Fund, as administered by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and Bucktail Bank has paid all assessments and filed all reports required by the Federal Deposit Insurance Act. None of Bucktail Bank's deposits are insured under the Savings Association Insurance Fund.

     Section 3.27 Repurchase Agreements. With respect to any agreement, pursuant to which Bucktail Bank has purchased securities subject to an agreement to resell, if any, Bucktail Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. Except as disclosed on Schedule I, which identifies location and type of securities, Bucktail Bank maintains physical possession of purchased securities that are subject to an agreement to resell.

     Section 3.28 Assumability of Leases and Contracts. Except as disclosed on Schedule I, all Material Contracts between Bucktail Bank and any other entity or person are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by Bucktail Bank to such person or entity, or change or modify the provisions or terms of such leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby.

     Section 3.29 Loans. Except as disclosed on Schedule I, each loan reflected as an asset on Bucktail Bank's financial statements as of September 30, 1996, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans, and the collateral and other security therefor, and the documentation for the same, meet the requirements, rules, regulations or directives of the Pennsylvania Department of Banking ("Department of Banking") and the FDIC.

     Section 3.30  Accuracy of Representations.  Until Closing,
FNB and Bucktail Bank will promptly notify Sun if any of the representations contained in this Article III cease to be true and correct subsequent to the date hereof.

     Section 3.31 Absence of Questionable Payments. From and after July 1, 1992, Bucktail Bank has not, nor, to the knowledge of FNB and Bucktail Bank, has any director, officer, agent, employee, consultant or other person associated with or acting on behalf of, Bucktail Bank (i) used any Bucktail Bank corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any Bucktail Bank corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Bucktail Bank.

     Section 3.32 Powers of Attorney, Guarantees. Except as set forth on Schedule I, Bucktail Bank does not have any power of attorney outstanding, or any obligation or liability either actual, construing or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the Ordinary Course of Business which are listed on Schedule I.

     Section 3.33 Adjustable Rate Mortgages. Bucktail Bank has made all interest rate adjustments to any mortgage loan according to the terms of said mortgage loan and has complied and is in compliance in all material respects with all federal, state and other applicable laws, rules and regulations, including orders, writs, decrees, injunctions and other requirements of any court or governmental authorities having jurisdiction over adjustable rate mortgages.

     Section 3.34 CRA Compliance. Bucktail Bank has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. FNB and Bucktail Bank have no knowledge of any facts or circumstances which would prevent it from receiving such satisfactory ratings upon its next appropriate examination.

     Section 3.35  Derivatives.  Except as set forth on Schedule
I, Bucktail Bank does not own or hold any derivatives, "caps", or "floors", in its investment portfolio.

     Section 3.36 Loan Loss Reserve. The loan loss reserve of Bucktail Bank is and shall remain adequate in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC and the Department of Banking.

     Section 3.37  Loan Portfolio.  Except as disclosed on
Schedule I, all evidences of indebtedness reflected as assets of Bucktail Bank are in all respects binding obligations of the respective primary obligors associated therewith, and no material amount thereof is subject to any defenses known to FNB or Bucktail Bank which may be asserted against Bucktail Bank.
Except as set forth in Schedule I, Bucktail Bank has delivered to Sun a true and correct list and brief description of all real property (other than personal residences) in which Bucktail Bank has an interest as a creditor or mortgagee securing an amount or amounts greater than $100,000 to one borrower or a series of related borrowers. Except as set forth in such list (i) there are no outstanding loans by Bucktail Bank with an unpaid balance of $10,000 or more on which a default has occurred, and (ii) Bucktail Bank has no loans reflected as assets in such financial statements which have principal balances in excess of $100,000 except for fully-secured mortgage loans. For purposes hereof, "default" shall mean a failure of an obligor to make payments with respect to any loans for 30 days or more past the due date for such payment.

     Section 3.38 Trust Department and Fiduciary Relationships. Bucktail Bank has established, maintained and administered all fiduciary and custodian relationships, accounts and agreements; and undertaken and performed all fiduciary and custodian duties, obligations and responsibilities in material compliance with all applicable laws, statutes, rules, regulations and the governing instruments of such fiduciary and custodian relationships.


     For purposes of this Article III, the terms "Material," "material" and "materially" refer to those items which, in the aggregate, impact the financial position or results of operations of Bucktail Bank in a pre-tax amount greater than a negative $125,000 or to those items which individually impact the financial position or results of operations of Bucktail Bank in a pre-tax amount greater than a negative $75,000.

                          ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF SUN

     Sun represents and warrants to FNB and Bucktail Bank as follows:

     Section 4.1 Authority. Sun has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement, the Bank Merger Agreement and the Stock Investment Agreement. The execution and delivery of this Agreement, the Bank Merger Agreement and the Stock Investment Agreement and the consummation of the transactions contemplated herein and therein, respectively, have been duly and validly authorized by the Board of Directors of Sun, and except for the approval of this Agreement and the Bank Merger Agreement, as the sole shareholder of Sun Bank, Sun has taken all corporate action necessary on its part to authorize this Agreement, the Bank Merger Agreement and the Stock Investment Agreement and the performance of the transactions contemplated herein and therein,
respectively.   This Agreement, the Bank Merger Agreement and the
Stock Investment Agreement have been duly executed and delivered by Sun and, assuming due authorization, execution and delivery by FNB and Bucktail Bank, and receipt of required regulatory and shareholder approvals, constitute valid and binding obligations of Sun in each case enforceable against Sun in accordance with their respective terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles. Subject to regulatory approval, the execution, delivery and consummation of this Agreement, the Bank Merger Agreement and the Stock Investment Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of Sun or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which Sun is a party or by which Sun or any of its properties are bound, nor constitute a default under or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Sun pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation.

     Section 4.2 Organization and Standing. Sun is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sun is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full power and lawful authority to own and hold its properties and to carry on its present business. Sun owns all of the issued and outstanding shares of capital stock of Sun Bank. Sun Bank does business under the names Snyder County Trust Company and Watsontown Bank.

     Section 4.3 Capitalization. The authorized capital stock of Sun, as of the date of this Agreement, consists solely of Twenty Million (20,000,000) shares of common stock, par value One Dollar and Twenty-five Cents ($1.25) per share ("Sun Common Stock") of which, as of the date of this Agreement, 3,366,860 shares were issued and outstanding. All outstanding shares of Sun Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The shares of Sun Common Stock to be issued in connection with this Agreement, the Bank Merger Agreement and the Stock Investment Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, the Bank Merger Agreement and the Stock Investment Agreement will be validly issued, fully paid and nonassessable.

     Section 4.4 Articles of Incorporation and Bylaws. The copies of the Articles of Incorporation, as amended, of the Bylaws, as amended, and any meeting minutes of Sun which have been delivered to FNB and Bucktail Bank are true, correct, and complete.

     Section 4.5 Financial Statements. Sun has delivered to FNB and Bucktail Bank the following financial statements: (i) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows as of and for the years ended December 31, 1995 and December 31, 1994, certified by Parente, Randolph, Orlando, Carey and Associates and set forth in the Annual Report to the shareholders of Sun for the year ended on December 31, 1995; and (ii) a Consolidated Statement of Condition and a Consolidated Statement of Income for the six-month period ended June 30, 1996, set forth in a "Quarterly Report" to the shareholders of Sun (the foregoing Consolidated Statement of Condition being hereinafter referred to as the "Sun Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of Sun at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject in the case of the interim financial statements contained in the aforesaid Quarterly Report to normal recurring year-end adjustments, which are not material in any case or in the aggregate.

     Section 4.6 Absence of Undisclosed Liabilities. Except as disclosed in Schedule II or as reflected, noted or adequately reserved against in the Sun Balance Sheet, at September 30, 1996, Sun had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as described in Schedule II, since September 30, 1996, Sun has not incurred any such liability other than liabilities of the same nature as those set forth in the Sun Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business.

     Section 4.7 Absence of Changes. Since September 30, 1996, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sun or Sun Bank.

     Section 4.8  Litigation.  Except as disclosed in Schedule
II: (i) there is no litigation, investigation or proceeding pending, or to the knowledge of Sun threatened, that involves Sun, Sun Bank or their properties and that, if determined adversely to Sun, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sun; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against Sun which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sun or restrict in any manner the right of Sun to conduct its business as presently conducted; and (iii) Sun is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to Sun, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sun.
All litigation in which Sun is involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business in which the amount sought to be recovered is less than $25,000) is identified in Schedule II.
For purposes of this Section 4.8, Sun shall be deemed to include
Sun Bank.

     Section 4.9 Compliance with Laws: Governmental Authorizations. Except as disclosed in Schedule II or where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sun: (i) Sun is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Sun or to any of its properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Sun as presently conducted have been duly obtained and are in full force and effect and there are no proceedings pending, or to the knowledge of Sun threatened, which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

     Section 4.10 Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Sun, Sun Common Stock and Sun's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation Schedule II), certificate, or other statement or document delivered by Sun to FNB and Bucktail Bank in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not materially false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by Sun to FNB and Bucktail Bank in connection with the Registration Statement (as defined in Section 7.1(b) of this Agreement), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

     Section 4.11  Registration Under the 1934 Act.  Sun Common
Stock is registered under Section 12 of the 1934 Act and is subject to the periodic reporting requirements imposed by Section
13 of the 1934 Act.

     Section 4.12  Accuracy of Representations.  Until Closing,
Sun will promptly notify FNB if any of the representations contained in this Article IV cease to be true and correct subsequent to the date hereof.

     Section 4.13 CRA Compliance. Sun has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. Sun has no knowledge of any facts or circumstances which would prevent it from receiving such satisfactory ratings upon its next appropriate examination.

     Section 4.14 Loan Loss Reserve. The loan loss reserve of Sun is and shall remain adequate in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC and the Department of Banking.

     Section 4.15  Derivatives.  Except as set forth on Schedule
II, Sun does not own or hold any derivatives, "caps," or "floors," in its investment portfolio as defined by FASB
Statement No. 119.

     Section 4.16 Reports. Sun has delivered to FNB complete copies of (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996, (iii) the proxy statement relating to the 1996 Annual Meeting of Shareholders, (iv) all Current Reports on Form 8-K filed during 1996, and (v) all Call Reports filed by Sun Bank with the FDIC and Banking Department during 1996.

     Section 4.17 Fundamental Corporate Change. Sun has not entered into any negotiations, agreements, arrangements or understandings, or in any transaction pursuant to which the shares of Sun Common Stock or shares of a successor to Sun would no longer be registered under Section 12 of the 1934 Act.

     Section 4.18 Brokers. Sun only assumes responsibility for payment of any broker, finder or investment banker entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon contracts or agreements made by or on behalf of Sun.

     Section 4.19 National Market System. Sun Common Stock is traded on the NASDAQ/NMS.

     For purposes of this Article IV, the terms "Material," "material" and "materially" refer to those items which, in the aggregate, impact the financial position or results of operations of Sun in a pre-tax amount greater than a negative $500,000.

                          ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF SUN BANK

     Sun Bank represents and warrants to FNB and Bucktail Bank as follows:

     Section 5.1 Capital Structure of Sun Bank. Sun Bank is authorized to issue One Million (1,000,000) shares of capital stock, par value Five Dollars ($5.00) per share, of which all shares outstanding are owned by Sun.

     Section 5.2 Organization and Standing. Sun Bank is a Pennsylvania state-chartered bank and trust company. Sun Bank trades and does business under the names Snyder County Trust Company and Watsontown Bank. Sun Bank is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sun Bank has full power and lawful authority to own and hold its properties and to carry on its present business.

     Section 5.3 Authorized and Effective Agreement. Sun Bank has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Bank Merger Agreement. The execution, delivery and performance of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated herein and therein, respectively, have been duly and validly authorized by the Board of Directors of Sun Bank. This Agreement and the Bank Merger Agreement have been duly executed and delivered by Sun Bank and, assuming due authorization, execution and delivery by FNB and Bucktail Bank, and receipt of required regulatory and shareholder approvals, constitute valid and binding obligations of Sun Bank in each case enforceable against Sun Bank in accordance with their respective terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles. Subject to appropriate and required shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Bank Merger Agreement nor the consummation of the transactions provided for herein or therein will violate any agreement to which Sun Bank is a party or by which it is bound or any law, regulation, order, decree or any provision of its Articles of Incorporation or By-laws.

                          ARTICLE VI

               COVENANTS OF FNB AND BUCKTAIL BANK

     From the date of this Agreement until the Effective Date (as defined in Section 10.2 of this Agreement), FNB and Bucktail Bank covenant and agree to do the following:

     Section 6.1 Conduct of Business. Except as otherwise consented to by Sun and Sun Bank in writing, FNB and Bucktail
Bank shall:

     (a) use all reasonable efforts for Bucktail Bank to carry on its business in, and only in, the Ordinary Course of Business consistent with past practices and written policies;

     (b) to the extent consistent with prudent business judgment, use all reasonable efforts for Bucktail Bank to preserve its present business organization, to retain the services of its present officers and employees, and to maintain its relationships with customers, suppliers and others having business dealings with Bucktail Bank;

     (c) maintain all of Bucktail Bank's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

     (d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to Bucktail Bank;

     (e) keep in full force and effect all insurance policies now carried by Bucktail Bank;

     (f) perform in all material respects each of Bucktail Bank's obligations under all material agreements, contracts, instruments and other commitments to which Bucktail Bank is a party or by which Bucktail Bank may be bound or which relate to or affect its properties, assets and business;

     (g) maintain Bucktail Bank's books of account and other records in the Ordinary Course of Business;

     (h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, and local governmental directives applicable to Bucktail Bank and to the conduct of its business;

     (i)  not amend Bucktail Bank's Articles of Incorporation or
Bylaws;

     (j) not have Bucktail Bank enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of Bucktail Bank's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

     (k) not take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

     (l) not declare, set aside or pay any dividend or make any other distribution in respect of Bucktail Common Stock, except as provided in Section 6.8 of this Article VI;

     (m) not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of Bucktail Common Stock, any other equity or debt securities of Bucktail Bank or any securities convertible into Bucktail Common Stock;

     (n) not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, employee or consultant of Bucktail Bank, except that Bucktail Bank may grant reasonable salary increases and bonuses to its officers and employees in the Ordinary Course of Business to the extent consistent with Bucktail Bank's past practice;

     (o) not to have Bucktail Bank enter into any related party transaction of the kind contemplated in Section 3.19 of Article III of this Agreement except such related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than the normal risk of collectability or present other unfavorable features and after disclosure of such to Bucktail Bank;

     (p) not change the presently outstanding number of shares of Bucktail Common Stock or effect any recapitalization, reclassification, stock dividends, stock split or like change in Bucktail Bank's capitalization;

     (q) not have Bucktail Bank or FNB on behalf of Bucktail Bank enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of Bucktail Bank's directors, officers, or other employees;

     (r) not merge Bucktail Bank with or into, or consolidate Bucktail Bank with, or have Bucktail Bank purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition of Bucktail Bank) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with Bucktail Bank or consolidate or affiliate with any other corporation, financial institution, entity or person; or cause Bucktail Bank to acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose(or agree to acquire, liquidate, sell or dispose) of any assets, other than in the Ordinary Course of Business and consistent with prior practice;

     (s) not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of Bucktail Bank or any business combination with Bucktail Bank other than as contemplated by this Agreement, or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify Sun immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations are sought to be initiated with Bucktail Bank;

     (t) not change any method, practice or principle of accounting of Bucktail Bank except as may be required by generally accepted accounting principles or any applicable regulator;

     (u) not make any Bucktail Bank loan or other credit facility commitment in excess of $100,000 (including without limitation, lines of credit and letters of credit) to any affiliate of Bucktail Bank, including but not limited to FNB, or compromise, expend, renew or modify any such commitment outstanding;

     (v) not enter into any Bucktail Bank swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at September 30, 1996;

     (w) not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the ordinary course of business and consistent with past practices; and

     (x)  not agree to any of the foregoing.

     Section 6.2 Best Efforts. FNB and Bucktail Bank shall cooperate with Sun and Sun Bank and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in Article VIII, Sections 8.1 and 8.2, of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, FNB and Bucktail Bank shall:

     (a) cooperate with Sun and Sun Bank in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of a registration statement to register the shares to be exchanged by Sun pursuant to this Agreement;

     (b) take, in good faith, all actions which are necessary or appropriate on their part in order to secure the approval and adoption of this Agreement and the Bank Merger Agreement by FNB as sole shareholder of Bucktail Bank;

     (c) cooperate with Sun Bank in making Bucktail Bank's employees reasonably available for training by Sun Bank prior to the Effective Date, to the extent that such training is deemed reasonably necessary by Sun Bank to ensure that Bucktail Bank's offices will be properly operated as a part of Sun Bank after the Merger;

     (d) make additions to loan loss reserves and make loan writeoffs, write downs and other adjustments that reasonably should be made by Bucktail Bank in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC and the Department of Banking, prior to the closing of Bucktail Bank's books of account for its fiscal year ending December 31, 1996, and for the period from that date until the Effective Date, and make such additions to the loan loss reserve such that the percentage of the loan loss reserve to loans outstanding as of Closing is no less than the percentage of the loan loss reserve to loans outstanding as of September 30, 1996.

     (e) execute and deliver the Stock Investment Agreement in the form attached hereto as Exhibit "B"; and


     (f) modify the Articles of Incorporation or Bylaws or any other documents of Bucktail Bank reasonably requested by Sun necessary to effectuate the transactions contemplated hereby.

     Section 6.3 Access to Properties and Records. Bucktail Bank shall give to Sun, Sun Bank and their authorized representatives (including without limitation their counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of Bucktail Bank as Sun or Sun Bank may reasonably request, subject to the obligation of Sun, Sun Bank and their authorized representatives to maintain the confidentiality of all nonpublic information concerning Bucktail Bank obtained by reason of such access pursuant to Section 13.3 of this Agreement.

     Section 6.4 Subsequent Financial Statements. Between the date of signing of this Agreement and the Effective Date, Bucktail Bank shall promptly prepare and deliver to Sun and Sun Bank as soon as practicable all internal monthly and quarterly financial statements and reports to regulatory authorities prepared by or for Bucktail Bank. In particular, without limiting the generality of the foregoing sentence, Bucktail Bank shall deliver to Sun and Sun Bank as soon as practicable, after FNB has completed its consolidated year end audit, a balance sheet as of December 31, 1996, and a related statement of income for the twelve (12) months then ended (which financial statements are hereinafter referred to as the "December 31, 1996 Bank Financial Statements"). The representations and warranties set forth in Sections 3.6, 3.7 and 3.8 of this Agreement shall apply to the December 31, 1996 Bank Financial Statements.

     Section 6.5 Update Schedule. FNB and Bucktail Bank shall promptly disclose to Sun and Sun Bank in writing any change, addition, deletion or other modification to the information set forth in Schedule I.

     Section 6.6 Notice. FNB and Bucktail Bank shall promptly notify Sun and Sun Bank in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Sun and Sun Bank in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of Bucktail Bank.

     Section 6.7 Other Proposals. FNB and Bucktail Bank shall not, nor shall they permit any officer, director, employee, agent, consultant, counsel or other representative of FNB or Bucktail Bank to: (i) solicit, initiate or encourage any proposal for a merger or other acquisition of Bucktail Bank with or by any person, corporation or entity other than Sun and Sun Bank, or
(ii) cooperate with, or furnish any nonpublic information concerning Bucktail Bank to, any person, corporation or entity in connection with such a proposal.

     Section 6.8 Dividends and Management Fees. Between the date of this Agreement and the Effective Date, Bucktail Bank shall only make, declare and pay its regular quarterly cash dividend in an amount not to exceed $100,000 per calendar quarter. Such regular quarterly cash dividend may only be paid to FNB and shall only be paid on the 15th day of the months of March, June, September and December. However, if the Effective Date occurs before the 15th day of either March, June, September or December, then the regular quarterly cash dividend shall be prorated for the calendar quarter. FNB shall not permit and Bucktail Bank shall not pay any management, service or other fees to FNB or its affiliates, (the "Service Charges to Affiliates") except that such fees may be paid so long as the monthly amount paid to FNB, or its affiliates, by Bucktail Bank does not exceed $49,000 per month. Such fee shall be prorated for the month in which the Effective Date occurs.

     Section 6.9 Accounting Treatment. FNB and Bucktail Bank acknowledge that Sun and Sun Bank presently intend to treat the business combination contemplated by this Agreement as a "purchase" for financial reporting purposes. FNB and Bucktail Bank shall not take (and shall use its best efforts not to permit any of their directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action which would preclude Sun and Sun Bank from treating such business combination as a "purchase" for financial reporting purposes.

     Section 6.10 Laws, Rules, Etc. FNB and Bucktail Bank shall comply with and perform all material obligations and duties imposed upon them by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except in respects not materially adverse to the business, operations, assets or financial condition of Bucktail Bank or which would not materially impair the ability of FNB and Bucktail Bank to consummate the transactions contemplated hereby.

     Section 6.11  Asset, Liability and Capital Transfers.   FNB
or Bucktail Bank shall not transfer any Bucktail Bank assets, liabilities or equity capital to FNB other than as provided in
Section 6.8 of this Agreement.

     Section 6.12 Liability Transfers. Prior to Closing, FNB and Bucktail Bank shall transfer from Bucktail Bank to FNB, all contracts, agreements, plans, arrangements and all liabilities associated therewith, relating to or in connection with any director deferred compensation, employee deferred compensation, retirement plans and benefits, post retirement benefits, pension benefits or rights, incentive compensation, supplemental employee retirement benefits or rights, or split dollar insurance. It is expressly understood that Sun and Sun Bank shall have no financial or other liability under such contracts, agreements, plans or arrangements.

     Section 6.13 Branches. FNB and Bucktail Bank specifically agree not to sell, exchange or transfer, or enter into an agreement or arrangement to sell, exchange or transfer any branch of Bucktail Bank without the prior written consent of Sun and Sun
Bank.

     Section 6.14  Insurance Reports.   Prior to the Closing
Date, FNB and Bucktail Bank shall inform and notify their Directors and Officers, Errors and Omissions, and Trust
Department Errors and Omissions insurance carriers of events, facts or occurrences which under such policies are required to be reported and FNB and Bucktail Bank shall report such in accordance with said policies.


                          ARTICLE VII

                 COVENANTS OF SUN AND SUN BANK

     From the date of this Agreement until the Effective Date (as defined in Section 10.2 of this Agreement), Sun and Sun Bank covenant and agree to do the following:

     Section 7.1 Best Efforts. Sun and Sun Bank shall cooperate with FNB and Bucktail Bank and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in Article VIII, Sections 8.1 and 8.3, of this Agreement and to consummate this Agreement, the Bank Merger Agreement and the Stock Investment Agreement. In particular, without limiting the generality of the foregoing sentence, Sun and Sun Bank agree to do the following:

     (a) Applications for Regulatory Approval. Sun and Sun Bank shall promptly prepare and file, with the cooperation and assistance of FNB and Bucktail Bank, all required applications for regulatory approval of the transactions contemplated by this Agreement, the Bank Merger Agreement and the Stock Investment Agreement.

     (b) Registration Statement. Sun shall promptly prepare, with the cooperation and assistance of FNB and Bucktail Bank, and file with the SEC a registration statement under the 1933 Act ("Registration Statement") for the purpose of registering the shares of Sun Common Stock to be issued under the provisions of this Agreement and the Stock Investment Agreement and shall use its best efforts to cause the Registration Statement to be declared effective. Sun may rely upon written information provided to it by FNB and Bucktail Bank in this connection and Sun shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the prospectus (the "Proxy Statement/Prospectus") which is prepared as a part thereof, if such statement is made by Sun in reliance upon any information provided to Sun by FNB and Bucktail Bank or by its agents and representatives. Sun will advise FNB and Bucktail Bank, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post-Effective Amendment thereto has become effective or any supplement or amendment has been filed.

          (c) State Securities Laws. Sun and Sun Bank, with the cooperation of FNB and Bucktail Bank, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

     Section 7.2 Access to Properties and Records. Sun and Sun Bank shall give to FNB and Bucktail Bank and to its authorized representatives (including without limitation FNB and Bucktail Bank's counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of Sun and Sun Bank as FNB and Bucktail Bank may reasonably request, subject to the obligation of FNB and Bucktail Bank and its authorized representatives to maintain the confidentiality of all nonpublic information concerning Sun or Sun Bank obtained by reason of such access pursuant to Section 13.3 of this Agreement.

     Section 7.3 Subsequent Financial Statements. Between the date of signing of this Agreement and the Effective Date, Sun shall promptly prepare and deliver to FNB and Bucktail Bank as soon as practicable each report prepared and filed by Sun with the SEC and all quarterly Call Reports prepared and filed by Sun Bank with the FDIC and the Banking Department. The representations and warranties set forth in Sections 4.5, 4.6 and
4.7 of this Agreement shall apply to the financial statements set forth in the foregoing Quarterly Reports and any Annual Report to Sun's shareholders.

     Section 7.4 Update Schedule. Sun and Sun Bank shall promptly disclose to FNB and Bucktail Bank in writing any change, addition, deletion or other modification to the information set forth in Schedule II.

     Section 7.5 Notice. Sun and Sun Bank shall promptly notify FNB and Bucktail Bank in writing of any actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to FNB and Bucktail Bank in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sun or Sun Bank.

     Section 7.6 Sun Authorizations and Approvals. Sun shall use its best efforts and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement, the Bank Merger
Agreement and the Stock Investment Agreement.

     Section 7.7 Conduct of Business. Sun and Sun Bank shall conduct their business in a manner that will not adversely affect Sun's and Sun Bank's ability to obtain all necessary regulatory approvals for the transactions contemplated hereby or Sun's ability to perform its obligations under this Agreement, the Bank Merger Agreement and the Stock Investment Agreement, and conduct their business in the ordinary course.

     Section 7.8 Preservation of Business. Sun and Sun Bank shall use their best efforts to maintain and preserve their business.

     Section 7.9 Insurance. Sun and Sun Bank shall maintain in full force and effect insurance customary with industry practices for the businesses conducted by Sun.

     Section 7.10 Laws, Rules, Etc. Sun and Sun Bank shall comply with and perform all material obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except in respects not materially adverse to the business, operations, assets or financial condition of Sun or which would not materially impair the ability of Sun to consummate the transactions contemplated hereby.

                        ARTICLE VIII

                    CONDITIONS PRECEDENT

     Section 8.1 Common Conditions. The obligations of the parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 9.4 of this Agreement:

          (a) Corporate Approvals. This Agreement shall have been duly authorized, approved and adopted by FNB and by FNB as the sole shareholder of Bucktail Bank, as required by applicable provisions of the Pennsylvania Banking Code of 1965, as amended, and the required provisions of Bucktail Bank's Articles of Incorporation. This Agreement shall have been duly authorized, approved and adopted by Sun, as required by the applicable provisions of the Business Corporation Law of 1988, as amended, and the applicable provisions of Sun's Articles of Incorporation and the applicable provisions of the rules and requirements of NASDAQ/NMS. This Agreement shall have been duly authorized, approved and adopted by Sun as the sole shareholder of Sun Bank, as required by applicable provisions of the Pennsylvania Banking Code of 1965, as amended, and the required provisions of Sun Bank's Articles of Incorporation.

          (b) Regulatory Approvals. The Parties hereto shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement, the Bank Merger Agreement and the Stock Investment Agreement and all notice periods and waiting periods required after the granting of such approvals shall have passed; provided, however, that no such approval shall have imposed any material adverse condition or requirement upon Sun.

          (c) Registration Statement. The Registration Statement (as defined in Section 7.1(b) of this Agreement, including any amendments thereto) shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 7.1(b) of this Agreement) to the shareholder of Bucktail Bank; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering, and no stop order shall have been issued or proceedings instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

          (d) No Suits. No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement.

          (e) Statutes; Orders. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

          (f) Antitrust Laws. All applicable notifications, statutory and regulatory Antitrust Law requirements have been met.

          (g) Other Requirements. All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

     Section 8.2 Conditions Precedent to Obligations of Sun and Sun Bank. The obligations of Sun and Sun Bank to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by Sun and Sun Bank in accordance with the provisions of Section 9.4 of this
Agreement:

          (a) Accuracy of Representations and Warranties. All of the representations and warranties of FNB and Bucktail Bank as set forth in this Agreement and the information contained in
Schedule I and all Closing Documents (as defined in Section 8.2(i) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

          (b) Covenants Performed. FNB and Bucktail Bank shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by each of them.

          (c) Opinion of Counsel for FNB and Bucktail Bank. FNB and Bucktail Bank shall have delivered to Sun and Sun Bank an opinion of its counsel, Cohen & Grigsby, P.C., in form and substance reasonably satisfactory to Sun and Sun Bank, to the effect that, as of the Closing:

            (i) FNB is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Bucktail Bank is a Pennsylvania state-chartered bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and lawful authority to own and hold its properties and to carry on its present business;

            (ii) Bucktail Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended, and is insured with the Bank Insurance Fund and has no deposits insured by the Savings Association Insurance Fund;

            (iii) the authorized capital of Bucktail Bank consists exclusively of 100,000 shares of common stock of Twenty Five Dollars ($25.00) par value per share, of which 53,566 shares are validly issued, outstanding, fully paid and non-assessable, no shares of preferred stock are authorized, issued nor outstanding, and no shares are held as treasury shares; to the Actual Knowledge of such counsel, there are no outstanding obligations, options or rights of any kind entitling other persons to purchase or sell any such shares of Bucktail Bank and there are no outstanding securities or other instruments of any kind convertible into such shares of Bucktail Bank; and, all such shares of Bucktail Common Stock are owned by FNB and FNB is the sole shareholder of Bucktail Bank;

            (iv) FNB and Bucktail Bank have full corporate power and authority to execute and deliver this Agreement, FNB has full corporate power and authority to execute and deliver the Stock Investment Agreement, and Bucktail Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement, and FNB and Bucktail Bank have full corporate power and authority to carry out the transactions contemplated herein and therein, respectively; and all corporate actions required to be taken by FNB and Bucktail Bank to authorize the execution and delivery of this Agreement, all corporate actions required to be taken by FNB to authorize the execution and delivery of the Stock Investment Agreement, and all corporate actions required to be taken by Bucktail Bank to authorize the execution and delivery of the Bank Merger Agreement, and the performance of the transactions contemplated herein and therein, respectively, have been taken;

            (v) this Agreement has been duly executed and delivered by FNB and Bucktail Bank, the Stock Investment has been duly executed and delivered by FNB, and the Bank Merger Agreement has been duly executed and delivered by Bucktail Bank and, assuming due authorization, execution and delivery by Sun and Sun Bank, constitute valid and binding obligations of FNB and Bucktail Bank, respectively, and are enforceable against FNB and Bucktail Bank in accordance with their terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles;

            (vi) the performance of this Agreement by FNB and Bucktail Bank, the Bank Merger Agreement by Bucktail Bank, and the Stock Investment Agreement by FNB will not violate the Articles of Incorporation or the Bylaws of FNB or Bucktail Bank or, to the Actual Knowledge of such counsel after reasonable inquiry, any applicable statute, rule, regulation, order, decree, directive, consent agreement, memorandum of understanding, contract, indenture or other instrument to which FNB and Bucktail Bank is a party or by which its properties are bound;


            (vii) to the Actual Knowledge of such counsel, there is no action, suit or proceeding pending or threatened of the kind contemplated under Section 8.1(d) of this Agreement;

            (viii) to the Actual Knowledge of such counsel, there is no action, suit or proceeding pending or threatened against FNB or Bucktail Bank (except as described in Schedule I to this Agreement or in such counsel's opinion) that, if determined adversely to FNB or Bucktail Bank, would have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Bucktail Bank;

             (ix) no consent, approval, authorization or order of any federal, state or local court or governmental authority is required to be obtained by FNB or Bucktail Bank in connection with the consummation of the transactions contemplated in this Agreement, other than such consents, approvals, authorizations and orders as have been obtained prior to the Closing; and

            (x) such other legal matters incident to the matters contemplated hereby as may reasonably be requested by Sun and Sun
Bank.

     For purposes of Clause (viii) above, any action, suit or proceeding seeking to recover from FNB and Bucktail Bank damages, fines, penalties or other relief having a monetary value of $35,000 or more shall be deemed to be "material". The opinion of FNB and Bucktail Bank's special counsel shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. In addition, such opinion may be limited to present statutes, regulations, rulings, and formal agency and judicial interpretation and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise after such opinion is rendered. Such counsel may assume that any agreement is the valid and binding obligation of any Parties to such agreement other than FNB and Bucktail Bank. In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of FNB and Bucktail Bank and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the Commonwealth of Pennsylvania.

          (d) Accounting Treatment. Sun, Sun Bank and their accountants shall have established to their satisfaction that, as of the Closing, the transactions contemplated by this Agreement can be accounted for as a "purchase" for financial reporting purposes.

          (e) Tax Matters. An opinion from Parente, Randolph, Orlando, Carey & Associates reasonably satisfactory in form and substance to Sun and Sun Bank as to the tax matters relating to this Agreement and the transactions contemplated thereby shall have been received to the effect that:

            (i) The transactions contemplated by this Agreement and by the Bank Merger Agreement will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368 (a)(2)(D) of the Internal Revenue Code of 1986, as amended
(the "Code");

            (ii) No gain or loss will be recognized by Sun or Sun Bank as a result of the reorganization;

            (iii) Sun Bank, as the surviving bank to the Bank Merger, will carryover and take into account all accounting items and tax attributes of Bucktail Bank, including but not limited to earnings and profits, methods of accounting, and tax basis and holding periods of the assets of Bucktail Bank.

          (f) Federal and State Securities Laws. All applicable securities laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

          (g) Dissenting Shareholders. There shall be no dissenting shares or shareholders to this transaction.

          (h) Maximum Market Price. The Closing Market Price shall not be more than the Maximum Market Price.

          (i) Environmental Matters. No environmental problem of the kind contemplated in Section 3.24 of Article III of this Agreement and not previously disclosed on Schedule I shall have been discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Bucktail Bank.

          (j) Closing Documents. FNB and Bucktail Bank shall have delivered to Sun and Sun Bank: (i) a certificate signed by FNB's Chairman of the Board or President and by its Secretary, or such other designated and authorized officers, verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of FNB and Bucktail Bank set forth in this Agreement, the Bank Merger Agreement and the Stock Investment Agreement, are true and correct in all material respects as of the Closing and that FNB and Bucktail Bank have performed in all material respects each of the covenants required to be performed by them under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which Bucktail Bank is a party or by which Bucktail Bank or any of its properties are bound; and (iii) such other certificates and documents as Sun, Sun Bank and their counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "Bank Closing Documents").

          (k) Bucktail Bank's Shareholders Equity. The total shareholders equity of Bucktail Bank (excluding the reserve for loan losses and excluding the effect of FASB 115) on the Effective Date shall be no less than Nine Million, One Hundred
Thousand Dollars ($9,100,000).

     Section 8.3 Conditions Precedent to the Obligations of FNB and Bucktail Bank. The obligations of FNB and Bucktail Bank to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by FNB and Bucktail Bank in accordance with the provisions of Section 9.4 of this Agreement:

          (a) Accuracy of Representations and Warranties. All of the representations and warranties of Sun and Sun Bank as set forth in this Agreement and the information contained in Schedule II and all Sun/Sun Bank Closing Documents (as defined in Section 8.3(e) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

          (b) Covenants Performed. Sun and Sun Bank shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by them.

          (c) Opinion of Counsel for Sun and Sun Bank. Sun and Sun Bank shall have delivered to FNB and Bucktail Bank an opinion of its special counsel, Shumaker Williams, P.C., in form and substance reasonably satisfactory to FNB and Bucktail Bank, to the effect that, as of the Closing:

            (i) Sun is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

            (ii) Sun is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full corporate power and authority to own and hold its properties and to carry on its present business;

            (iii) Sun Bank is a bank and trust company that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power and authority to own and hold its properties and to carry on its present business;

            (iv) Sun and Sun Bank have full corporate power and authority to execute and deliver this Agreement, Sun Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement, and Sun has full corporate power and authority to execute and deliver the Stock Investment Agreement and to carry out the transactions contemplated herein and therein, respectively, and all corporate actions required to be taken by Sun and Sun Bank to authorize the execution and delivery of this Agreement, the Bank Merger Agreement and the Stock Investment Agreement and the performance of the transactions contemplated therein, respectively, have been taken;

            (v) this Agreement and the Bank Merger Agreement have been duly authorized, executed and delivered by Sun and Sun Bank, and the Stock Investment Agreement has been duly authorized, executed and delivered by Sun, and assuming due authorization, execution and delivery by FNB and Bucktail Bank, constitute valid and binding obligations of each of Sun and Sun Bank and are enforceable against Sun and Sun Bank in accordance with their respective terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles;

            (vi) to the Actual Knowledge of such counsel, there is no action, suit, or proceeding pending or threatened against Sun or Sun Bank (except as described in Schedule II to this Agreement or in such counsel's opinion) that, if determined adversely to Sun or Sun Bank, would have a material and adverse affect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sun or Sun Bank;

            (vii) to the Actual Knowledge of such counsel after investigation, there is no action, suit or proceeding pending or threatened of the kind contemplated under Section 8.1(d) of this Agreement;

            (viii) no consent, approval, authorization or order of any federal, state or local court or governmental authority is required to be obtained by Sun or Sun Bank in connection with the consummation of the transactions contemplated in this Agreement, other than such consents, approvals, authorizations and orders as have been obtained prior to the Closing, and

            (ix) the authorized capital of Sun consists exclusively of ________ shares of common stock, par value ________________________________ ($____) per share, ("Sun Common
Stock") of which as of______________, ______ shares are issued, outstanding, fully paid and non-assessable, __________ shares of preferred stock of which ______ shares are issued or outstanding. All shares of Sun Bank Common Stock are owned by Sun and Sun is the sole shareholder of Sun Bank.

            (x) upon the effective date of the Registration Statement, as defined in Section 7.1(b) of this Agreement, the shares of Sun Common Stock to be issued in connection with this Agreement, the Bank Merger Agreement and the Stock Investment Agreement and which such shares are the subject of the Registration Statement, have been duly authorized and, when issued in accordance with the terms of this Agreement, the Bank Merger Agreement and the Stock Investment Agreement, and the Registration Statement relating to such shares, will be validly issued, fully paid and nonassessable.

            (xi) the Registration Statement is effective under the 1933 Act; any required filing of the final Prospectus pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; to such counsel's Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened, or to the Actual Knowledge of such counsel are contemplated by the SEC.

            (xii) the performance of this Agreement by Sun and Sun Bank, the Bank Merger Agreement by Sun Bank, and the Stock Investment Agreement by Sun will not violate the Articles of Incorporation or the Bylaws of Sun or Sun Bank or, to the Actual Knowledge of such counsel after reasonable inquiry, any applicable statute, rule, regulation, order, decree, directive, consent agreement, memorandum of understanding, contract, indenture or other instrument to which Sun or Sun Bank is a party or by which their properties are bound.

            (xiii) such other legal matters incident to the matters contemplated hereby as may reasonably be requested by FNB and Bucktail Bank.

     The opinion of Shumaker Williams, P.C. shall be governed by the legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. In addition, such opinion may be limited to present statutes, regulations, rulings, and formal agency and judicial interpretation and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislation or regulatory action, judicial decision or otherwise, after such opinion has been rendered. Such counsel may assume that any agreement is the valid and binding obligation of any Parties to such agreement, other than Sun or Sun Bank. In giving such opinion, such counsel may relay as to all matters of fact on certificates of officers or directors of Sun and Sun Bank and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the Commonwealth of Pennsylvania.

            (d) Minimum Market Price. The Closing Market Price shall not be less than the Minimum Market Price.

            (e) Closing Documents. Sun shall have delivered to FNB and Bucktail Bank: (i) a certificate signed by its Chairman of the Board or President and its Secretary, or other such designated and authorized officers, verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of Sun and Sun Bank set forth in this Agreement, the Bank Merger Agreement and the Stock Investment Agreement, are true and correct in all material respects as of the Closing and that Sun and Sun Bank have performed in all material respects each of the covenants required to be performed by them; and (ii) such other certificates and documents as FNB and Bucktail Bank and their counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "Sun/Sun Bank Closing Documents").



                        ARTICLE IX

              TERMINATION AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time before the Effective Date as follows:

            (a)  Mutual Consent.  This Agreement may be
terminated by mutual consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of FNB, Bucktail Bank, Sun and Sun Bank, followed by written notices given to each of the other Parties.

           (b)Unilateral Action by Sun and Sun Bank. This Agreement may be terminated unilaterally by the affirmative vote of a majority of each of the Boards of Directors of Sun and Sun Bank, followed by written notice given to FNB and Bucktail Bank, if: (i) there has been a material breach by FNB or Bucktail Bank of any representation, warranty or covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by Sun and Sun Bank to FNB and Bucktail Bank; or (ii) any condition precedent to Sun's and Sun Bank's obligations as set forth in
Article VIII of this Agreement remains unsatisfied, through no fault of Sun or Sun Bank, on September 30, 1997.

          (c) Unilateral Action By FNB and Bucktail Bank. This Agreement may be terminated unilaterally by the affirmative vote of a majority of each of the Board of Directors of FNB and Bucktail Bank, followed by written notice given to Sun and Sun Bank, if: (i) there has been a material breach by Sun or Sun Bank of any representation, warranty or covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by FNB and Bucktail Bank to Sun and Sun Bank; or (ii) any condition precedent to FNB's and Bucktail Bank's obligations as set forth in Article VIII of this Agreement remains unsatisfied, through no fault of FNB and Bucktail Bank, on September 30, 1997.

           (d) Automatic Termination. If, for any reason, this transaction shall not have been consummated by September 30, 1997, this Agreement shall terminate automatically as of that date unless extended, in writing, prior to said date by mutual action of the Boards of Directors of the Parties hereto.

     Section 9.2  Effect of Termination.

     (a) Effect. In the event of termination, this Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 9.2(b) and 9.2(c) of this Agreement shall survive.

    (b) Limited Liability. The termination of this Agreement in accordance with the terms of Section 9.1 shall create no liability on the part of any Party, or on the part of any Party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by Sun and Sun Bank by reason of a material breach by FNB or Bucktail Bank, or if this Agreement is terminated by FNB and Bucktail Bank by reason of a material breach by Sun or Sun Bank, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the nonbreaching party or parties for all costs or such liability as may be pursued and found as a matter of law or in equity, including but not limited to, reasonable out-of-pocket costs and expenses reasonably incurred by the nonbreaching party or parties in connection with the preparation, execution and consummation of this Agreement, including the fees of its or their counsel, accountants, consultants and other representatives.

          (c) Confidentiality. In the event of the termination of this Agreement, neither Sun nor Sun Bank nor FNB nor Bucktail Bank shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties.

     Section 9.3 Amendment. To the extent permitted by law, this Agreement may be amended at any time before the Effective Date by a written instrument duly authorized, executed and delivered by Sun and Sun Bank and by FNB and Bucktail Bank.

     Section 9.4  Waiver.  Any term or condition of this
Agreement may be waived, to the extent permitted by law, by the party or parties entitled to the benefit thereof at any time before the Effective Date by a written instrument duly authorized, executed and delivered by such party or parties.

                           ARTICLE X

                   CLOSING AND EFFECTIVE DATE

     Section 10.1 Closing. Provided that all conditions precedent set forth in Article VIII of this Agreement shall have been satisfied or shall have been waived in accordance with
Section 9.4 of this Agreement, the Parties shall hold a closing ("Closing") at the offices of Sun at 2-16 South Market Street, Selinsgrove, Pennsylvania, or such other mutually agreed upon location, within thirty-five (35) days after the receipt of all required regulatory approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the Parties, at which time the Parties shall deliver the Bank Closing Documents, the Sun/Sun Bank Closing Documents, the opinions of counsel required by Sections 8.1(c), 8.2(c) and 8.3(c) of this Agreement, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 10.2 Effective Date. The Merger of Bucktail Bank with and into Sun Bank shall become effective and this Agreement and the Bank Merger Agreement shall be consummated on the date upon which Articles of Merger shall be filed with the Pennsylvania Department of State or such later date as shall be specified as the Effective Date in the Articles of Merger pursuant to the mutual agreement of Sun Bank and Bucktail Bank and in accordance with the Pennsylvania Banking Code of 1965, as amended ("Effective Date"). At the Effective Date, Bucktail Bank shall cease to exist as a separate banking institution, and Sun Bank shall become the surviving institution of the Merger.

                          ARTICLE XI

         NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 11.1 No Survival. The representations and warranties of FNB and Bucktail Bank and of Sun and Sun Bank set forth in this Agreement shall expire and be terminated on the Effective Date by consummation of this Agreement, and no such representation or warranty shall thereafter survive, except all post-merger agreements contained in Article XII of this Agreement shall survive.

                        ARTICLE XII

                  POST-MERGER AGREEMENTS

Section 12.1  Employees.

          (a) Immediately prior to or as of the Closing Date, Bucktail Bank shall withdraw as a participating provider from all qualified and all non-qualified employee and director pension, profit sharing, deferred compensation, incentive, supplemental retirement and split dollar insurance plans, agreements and contracts and will cease to provide any such employee benefits as of the Closing Date. All benefits under such plans to which employees and directors of Bucktail Bank are entitled will, to the extent provided by the relevant agreement, contract or plan and by law, be preserved until payment or distribution is permitted in accordance with the terms of such plans. Sun, Sun Bank and Bucktail Bank, after the Closing Date, shall have no liability under such plans. Should any liability arise under any of these plans after the Effective Date, FNB shall indemnify Sun and Sun Bank with regard to any and all liabilities, costs and expenses incurred by Sun and Sun Bank in addressing such liabilities.

          (b) Bucktail Bank employees who become Sun Bank employees by virtue of the Merger, shall be entitled to participate in all employee welfare benefit plans and other fringe benefit programs, (including, without limitation, hospitalization, medical, life and disability benefit policies and plans) provided by Sun Bank for its employees in accordance with the terms of those policies and plans as they may be amended and changed from time to time. If applicable under the respective plans, the Bucktail Bank employees employed by Sun shall receive service credit from their date of hire with Bucktail Bank for purposes of eligibility to participate in such plans.

          (c) Upon the Effective Date, Bucktail Bank employees who become Sun Bank employees by virtue of the Merger, will be entitled to participate, pursuant to the terms of the applicable plan, in the qualified profit sharing plans in effect at such time for employees of Sun Bank as they may be amended and changed from time to time. Bucktail Bank employees employed by Sun Bank shall receive service credit from their hire date for employment at Bucktail Bank for purposes of eligibility and vesting requirements but not for benefit accrual.

          (d) Pre-existing condition requirements for health, life, disability and other benefits and any insurance waiting period will be waived only for those Bucktail Bank employees who become employed by Sun Bank and to the extent that Sun Bank's benefit plans, insurance policies or programs would permit the same.

          (e) Nothing in this Agreement shall obligate or require Sun Bank to hire or employ any Bucktail Bank employee after the Effective Date. For two years after the Effective Date, both former Bucktail Bank employees who become Sun Bank employees by virture of the Merger on the Effective Date and former Bucktail Bank employees who are terminated after the Effective Date, shall be entitled to bid on any job positions posted at Sun Bank. However, nothing in this Agreement shall obligate Sun to hire such persons bidding on such positions.

          (f) FNB shall assume and pay all liability, costs, obligations, funding requirements, excise taxes and/or fines associated with all employee and director pension, profit sharing, health and welfare, and/or any other employee and director benefit, deferred compensation, incentive or retirement plan of Bucktail Bank existing prior to and, as of the Effective Date, and FNB shall indemnify and hold harmless Sun and Sun Bank from any such obligations and/or liabilities thereunder. Such indemnification shall include, but not be limited to, all such plans, arrangements, contracts and agreements within the scope of Sections 6.12 and 3.39 of this Agreement.

          (g) As provided herein, Sun will provide severance payments to those former employees of Bucktail Bank whose employment is terminated (other than for cause) on or after the Effective Date and before the expiration of six months following the Effective Date, and who sign a release of any and all claims the employee may have against FNB, Bucktail Bank, Sun and Sun Bank. Upon receipt of the release, the former employee shall receive the amount equal to one week's pay for each year of service with Bucktail Bank up to a maximum of 26 weeks. The release shall be substantially in the same form as set forth in Exhibit "D" to this Agreement. In computing such severance payments for non-exempt, full time employees, overtime and bonus are excluded. In computing such severance payments for non-exempt regular part-time employees, the weekly compensation shall be based on one-fifty-second (1/52) of the employee's total salary, excluding overtime and bonus paid in 1996. For full time exempt employees, weekly compensation is calculated by taking 1/52 of the employee's 1996 annual salary, excluding bonus.

          (h) In addition to severance payments provided pursuant to Section 12.1(g), Sun Bank shall either pay or provide former Bucktail Bank employees COBRA expenses for the period in which they receive severance payments from Sun under Section 12.1(g).

          (i) It is the intention of FNB, that to the extent that severance payments and COBRA benefits provided by Sun Bank, pursuant to Sections 12.1(g) and (h) above, do not extend to the end of 1997, then FNB will provide such payments through December 31, 1997 for former Bucktail Bank employees terminated by Sun after the Effective Date.

     Section 12.2  Board of Directors of Sun.     Promptly
following the Closing Date, and subject to receipt of any required regulatory approvals, and qualification of such persons under Sun's Bylaws, Sun will appoint two persons to its Board of Directors proposed by FNB and agreed to by Sun, which agreement shall not unreasonably be withheld, for a term expiring at the next Sun Annual Shareholders Meeting. At the next Sun Annual Shareholders Meeting, the Board of Directors of Sun shall recommend that the two persons, proposed by FNB and agreed to by Sun as provided above, be elected by the shareholders of Sun, one person each to the next two successive classes of Director to be elected by the shareholders. Provided, however, that if the Closing Date is after the date that the proxy materials for the 1997 Annual Meeting of Shareholders have been sent to the printer, then the two persons, agreed upon as provided above, shall be appointed to the Sun Board of Directors, immediately after the 1997 Annual Meeting of Shareholders with the recommendation of the Sun Board of Directors that such persons appointed to the Board of Directors, be elected to the next two successive classes of Director to be elected at the 1998 Annual Meeting of Shareholders.

     Section 12.3  Continuing Services. If Closing as defined in
Section 10.1 hereof occurs prior to April 1, 1997, then FNB shall provide Sun Bank with data processing services and customer service center services at Bucktail Bank's current cost as described more fully in the fee schedule which has been provided to Sun.

                          ARTICLE XIII

                       GENERAL PROVISIONS

     Section 13.1 Expenses. Except as provided in Section 9.2(b) of this Agreement, each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein; provided, however, that if the Securities and Exchange Commission requires audited financial statements of Bucktail Bank for the Registration Statement, then the Parties shall share equally in the expenses to obtain such audited financial statements.

     Section 13.2 Publicity. The content and timing of all publicity and announcements concerning this Agreement, and all transactions contemplated by this Agreement, shall be subject to joint consultation and approval of Sun and FNB, subject, however, to the legal obligations applicable to public companies.

     Section 13.3 Confidentiality. Any non-public or confidential information disclosed by FNB and Bucktail Bank or by Sun and Sun Bank to the other Parties pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement or otherwise, or to which any Party has acquired or may acquire access pursuant to which the disclosing Party indicates (either expressly, in writing or orally, or by the context of the disclosure or access) that such information is non-public or confidential shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Agreement. To that end, the Parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other Party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and who reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained hereunder by any Party shall be returned as soon as practicable after receiving a request from the other Party following any termination of this Agreement.

     Section 13.4 Other Mergers and Acquisitions. Subject to the right of FNB and Bucktail Bank to refuse to consummate this Agreement pursuant to Section 9.1(c) of this Agreement, nothing set forth in this Agreement or any Exhibit hereto shall be construed:

          (a) to preclude Sun from acquiring, or to limit in any way the right of Sun to acquire, prior to or following the Effective Date, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of Sun Common Stock or otherwise;

          (b) to preclude Sun from issuing, or to limit in any way the right of Sun to issue, prior to or following the Effective Date, Sun Common Stock, Sun Preferred Stock or other securities;

          (c) to preclude Sun from granting options at any time with respect to Sun Common Stock, Sun Preferred Stock or other securities;

          (d) to preclude option holders of Sun from exercising options at any time with respect to Sun Common Stock, Sun
Preferred Stock or other securities; or

          (e) to preclude Sun from taking, or to limit in any way the right of Sun to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

     Section 13.5 Notices. All notices, claims, requests, demands, consents and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by facsimile machine (but only if receipt is acknowledged in writing) by overnight delivery service, or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

     (a) If to Sun and/or Sun Bank, to:

                      Raymond C. Bowen
                      Chairman of the Board
                      Sun Bancorp, Inc.
                      P. O. Box 57
                      2-16 South Market Street
                      Selinsgrove, PA  17870

          And to:

                      Fred W. Kelly, Jr.
                      President/CEO
                      Sun Bancorp, Inc.
                      P. O. Box 57
                      2-16 South Market Street
                      Selinsgrove, PA  17870

          With a copy to:

                      Nicholas Bybel, Jr., Esquire
                      Shumaker Williams, P.C.
                      3425 Simpson Ferry Road
                      Camp Hill, PA  17011

     (b) If to FNB and/or Bucktail Bank, to:

                      Peter Mortensen
                      Chairman of the Board
                      F.N.B. Corporation
                      3320 E. State Street
                      Hermitage, PA 16148-3389

          And to:

                      John W. Rose
                      Executive Vice President
                      F.N.B. Corporation
                      Hermitage Square
                      3320 E. State Street
                      Hermitage, PA 16148-3389

                      Gene C. Maffey
                      President/CEO
                      Bucktail Bank and Trust Company
                      210 Market Street
                      Williamsport, PA 17701

          With a copy to:

                      Daniel L. Wessels, Esquire
                      Cohen & Grigsby, P.C.
                      2900 CNG Tower
                      625 Liberty Avenue
                      Pittsburgh, PA 15222

     Section 13.6 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

     Section 13.7  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that federal law is controlling.

     Section 13.8 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that the rights and obligations of any Party under this Agreement may not be assigned or delegated by that Party without the prior written consent of each other Party.

     Section 13.9 Entire Agreement. This Agreement, the Bank Merger Agreement and the Stock Investment Agreement set forth the entire understanding and agreement of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings, oral or written, relating to the subject matter hereof.

     IN WITNESS WHEREOF, intending to be legally bound hereby, this Agreement is executed as of the day and year first above written.

ATTEST:                                 SUN BANCORP, INC.


By: /s/ Robert C. Longenberger     By: /s/ Raymond C. Bowen
    --------------------------         ---------------------
    Robert C. Longenberger             Raymond C. Bowen
    Secretary                          Chairman of the Board of
                                       Directors

[CORPORATE SEAL]


ATTEST:                                 SUN BANK


By: /s/ Robert C. Longenberger     By: /s/ Fred W. Kelly, Jr.
    --------------------------         -----------------------
    Robert C. Longenberger             Fred W. Kelly, Jr.
    Secretary                          President


[BANK SEAL]


ATTEST:                                 F.N.B. CORPORATION



By: /s/ James G. Orie, Esquire     By: /s/ John W. Rose
    --------------------------         ---------------------
    James G. Orie, Esquire             John W. Rose
    General Counsel                    Executive Vice President


[CORPORATE SEAL]


ATTEST:                                 BUCKTAIL BANK AND TRUST
                                        COMPANY


By: /s/ James G. Orie, Esquire     By:  /s/ Gene C. Maffey
   ---------------------------          -----------------------
   James G. Orie, Esquire               Gene C. Maffey
   General Counsel                      President

[BANK SEAL]